United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2009

GetFugu, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143845	20-8658254
(State of incorporation)	(Commission File Number)	(IRS Employer Number)

600 Townsend Street, Suite 129E San Francisco, California	94101
(Address of principal executive offices)	Zip Code

            (415) 848-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 24, 2009, we terminated our relationship with SpongeTech Delivery Systems, Inc. and Vanity Events Holdings, Ltd., and rejected any proposed investment by either of them, due to allegations of wrongdoing against SpongeTech.  No stock was ever issued to SpongeTech or Vanity.

We received $1.75 million of the proposed $5 million investment.  Until we determine the full nature and extent of any wrongdoing by SpongeTech and its affiliates, we have a fiduciary obligation to retain the funds, and therefore are unable to return any funds at this time.  To date we have not been provided with sufficient information, and investigation remains ongoing.  We have informed SpongeTech and Vanity that we will not accept any further funds, and that we will return the amounts received to date as soon as we are able.

On September 30, 2009, SpongeTech filed an action against us seeking return of the funds and other relief.  The September 24, 2009 letter from us to SpongeTech, a copy which is attached to the complaint, states in pertinent part as follows:

“In recent days, the management of GetFugu has become aware of the following Information:

We have reason to believe that you have been engaging in short selling of Company stock in anticipation of your proposed investment in the Company in violation of federal securities laws.

SpongeTech has been publicly accused of forgery and identity theft in connection with attorney opinion letters allegedly forged by SpongeTech.

In addition, in researching these events, it came to our attention that the payor in each of the electronic wires described above was RM Enterprises International, Ltd., not SpongeTech or Vanity. We are unsure about the connection of RM Enterprises with SpongeTech or Vanity. RM Enterprises was never considered by GetFugu to be a party to the proposed investment, and we were previously unaware of the existence of RM Enterprises. We find troubling the fact that monies have come from this entity, rather than SpongeTech or Vanity as originally intended and as publicly announced by all parties.

In light of these events, we have concluded that GetFugu can no longer be associated with SpongeTech or Vanity, and our continued public association with SpongeTech and its potentially illegal activities is jeopardizing GetFugu and its continued viability. We therefore have no choice but to immediately terminate any further negotiations regarding an investment in the Company or any other business transaction.

Please consider this a revocation of your pending investment transaction in the Company, effective immediately. The Company also rescinds any ‘offer’ that we may have made to issue or sell to you our securities or provide you with our mobile search services, and any other type of business transaction. We also rescind the signature pages that our counsel sent to your counsel on September 10, 2009 in escrow pending completion of the definitive documents. No countersignature from SpongeTech or Vanity was ever received.”

We believe that the lawsuit is completely without merit and that there is no reasonable likelihood of a material adverse result, particularly given the alleged wrongdoing by SpongeTech and that it never executed any of the proposed agreements and never sent us any funds.  In the event that SpongeTech attempts to proceed with its action, we will vigorously defend, and will pursue all appropriate counterclaims.

Unless otherwise required by law, we disclaim any obligations to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2009

GETFUGU, INC.

/s/ Bernard Stolar
Bernard Stolar
President and Chief Executive Officer